SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported)  JULY 1, 1998

                            INDUSTRIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

          TEXAS                                                   76-0289495
(State of other jurisdiction            1-9580                  (IRS Employer
     of incorporation)          (Commission File Number)     Identification No.)


                        7135 ARDMORE HOUSTON, TEXAS 77054
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code   (713) 747-1025

______________________________________________________________________________
(Former name or former address, if changed since last report.)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

         On July 1, 1998, Industrial Holdings, Inc. (the "Company") acquired all of the outstanding Common Stock, no par value of United Wellhead Services, Inc. ("UWS"), upon merger of a wholly owned subsidiary of the Company with and into UWS, with UWS being the surviving corporation (the "Merger"). As a result, UWS became a wholly owned subsidiary of the Company. UWS, headquarted in Corpus Christi, Texas, manufactures, reconditions, distributes, installs, provides maintenance for, and sells oilfield equipment, valves, drilling spools and manifolds. The Company obtains such equipment and components by acquiring and reconditioning used items, by manufacturing items at its facilities or by acquiring new products directly from manufacturers. UWS also reconditions, for a fee, out-of-service equipment for various oilfield concerns and performs onsite installations and repairs. The Company issued 1,247,158 shares of its Common Stock in connection with the Merger.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Financial Statements for Acquired Companies

               At this time, it is impracticable to provide the required financial statements for UWS. Therefore, the required financial statements will be filed as soon as they are available and in any event within seventy-five days after the consummation of the Merger.

         (b)   Pro Forma Financial Information

               At this time, it is impracticable to provide the required pro forma financial information for UWS. Therefore, the required pro forma financial information will be filed as soon as they are available and in any event within seventy-five days after the consummation of the Merger.

         (c)   Exhibits

               Exhibit No.

               2 Agreement and Plan of Merger dated as of July 1, 1998 among Industrial Holdings, Inc., Industrial Holdings Acquisition Three, Inc., United Wellhead Services, Inc. and the Shareholders named herein.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                            INDUSTRIAL HOLDINGS, INC.



                                            By: /s/ CHRISTINE A. SMITH
                                                    VICE PRESIDENT AND CHIEF
                                                    FINANCIAL OFFICER

Date: July 5, 1998

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                                  EXHIBIT INDEX

Exhibit No.

         2 Agreement and Plan of Merger dated as of July 1, 1998 among Industrial Holdings, Inc., Industrial Holdings Acquisition Three, Inc., United Wellhead Services, Inc. and the Shareholders named herein.